WALL STREET INVESTING CORPORATION

CERTIFICATE OF INCORPORATION

THIS IS TO CERTIFY:

FIRST:        We, the subscribers, James L. Watson

Betty M. Hinds and Gideon H. Steffey, the post-office

address of all of whom is No. 10 Light Street, Baltimore,

Maryland, all being of full legal age, do, under and by

virtue of the General Laws of the State of Maryland,

authorizing the formation of corporations, associate

ourselves with the intention of
forming a corporation.

SECOND: The name of the corporation is

WALL STREET INVESTING CORPORATION.

THIRD:        The nature of the business or objects

or purposes to be transacted, promoted or carried on by

the corporation are as follows:

          To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds and other evidences of indebtedness and obligations of any corporation, association, partnership, trustee, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest in respect of any such stocks, bonds and other evidences of indebtedness and obligations; and to issue in exchange therefor its own stocks, bonds or other obligations.

          To purchase, acquire, hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in '


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conjunction with others, commodities and other personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the State of Maryland, and to do all things incidental to any such business; to cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law the formation, merger, reorganization or liquida tion of, any corporation, association or entity in the United States of America or abroad.

          To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.

          To act in any and all parts of the world in any capacity whatsoever as financial, commercial or business agent or representative, general or special., for domestic and foreign corporations, associations, partnerships, syndicates, entities, persons, governments, municipalities and other public bodies.

          To make, enter into and carry out any arrangements with any domestic or foreign governmental, municipal or public authority or with any corporation, association, partnership, syndicate, entity, or person, domestic or foreign, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate or entity for any such purposes.

         To acquire, hold, use, sell, assign, lease and grant licenses or sub-licenses in respect of, pledge or otherwise dispose of, letters patent of the United States of America or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trade-marks and trade names relating to or useful in connection with any business of the corporation.

         To enter into, make, perform and carry out or cancel and rescind



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contracts for any lawful pur poses pertaining to its business with any person, entity, syndicate, partnership, association, corporation or governmental, municipal or public authority, domestic or foreign.

         To acquire all or any part of the good will, rights property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has power to conduct, to pay for the same in cash or in stock, bonds or other obligations of the corporation or otherwise, to hold, utilize and in any manner disposes of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

         To make any guaranty respecting stocks, dividends, securities, indebtedness interest, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the laws of Maryland.

          To aid in any manner any corporation or association, domestic or foreign, any shares of stock of which or any bonds or evidences of indebtedness of which are held by or for this corporation, directly or indirectly, or in the welfare of which this corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by this corporation or in which it may at any time be interested, directly or indirectly, and to organize or promote or facilitate the organization of subsidiary companies.

         To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon, to the extent permitted by law, by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

         To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided that the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation, and provided further that shares of its own


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capital stock belonging to the corporation shall not be voted upon directly or indirectly.

         In general, to carry on any business not contrary to the laws of Maryland and to have and exercise all of the powers conferred by the laws of Maryland upon corporations formed thereunder; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in company with any person, entity, syndicate, partnership, association or corporation; to establish and maintain offices and agencies within, and anywhere outside of, the State of Maryland; and to exercise all or any of its corporate powers and rights in the State of Maryland and in any and all other states, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries.

                  To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of Maryland.

                  The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                  The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by the laws of the State of Maryland to corporations of this character, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by said laws now or hereafter in force; provided, however, that the corporation shall not in any state, territory, district, possession or country carry on any business, or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

                  FOURITH: The post-office address of the place at which the principal office of the corporation in this state shall be located is No. 10 Light Street, City of Baltimore, State of Maryland. The resident agent of the corporation is The Corporation Trust Incorporated, the post-office address of which is No. 10 Light Street, City of Baltimore, State of Maryland. Said resident agent is corporation of the State of Maryland.

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                  The principal place of business of the corporation without the
State of Maryland shall be at No. 1 Wall Street, New York, N.Y., or at such other place without the State of Maryland as may from time to time be determined by the Boar d of Directors, and the corporation may have additional offices and places of business and may engage in business in any and all states, territories, districts, or possessions of the United States, or any foreign countries.

                  FIFTH: The corporation shall have four directors, which number may be changed from time to time in such lawful manner as the by-laws of the corporation shall provide and John H. G. Pell, Robert Winthrop, Baldwin Maull and R. Keith Kane shall act as directors until the first annual meeting of the stockholders, or until their successors are duly chosen and qualified.

                  SIXTH: The total amount of the authorized capital stock of the corporation is two million dollars($2,000,000) par value, dividend into two million (2,000,000) shares of the par value of One Dollar ($1.00) each.(Amended 5/10/52)

                   No holder of shares of the capital stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of stock or securities of the corporation.

                   All persons who shall acquire stock in the corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

                   All shares of the capital stock of the corporation now or hereafter authorized shall be "subject to redemption" and "redeemable", in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in this Certificate of Incorporation or in and amendment thereto. In the absence of any specification as to the purpose for which shares of the capital stock of the corporation are repurchased by it, all shares so repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the corporation shall not be reduced by the number of any shares repurchased by it.

                   SEVENTH:         The corporation is to have perpetual

(3/26/56)

                   EIGHTH: The registered holder of any share of the capital stock of the corporation may at any time require the corporation to redeem the


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same by depositing his stock certificate or certificates duly endorsed in blank or accompanied by an instrument of transfer executed in blank, at the office of a Custodian designated by the Board of Directors (which will be a bank or trust company, either in or outside the State of Maryland which is a member the Federal Reserve System), or at the office of any other bank or trust company, either in or outside of Maryland, which is a member of the Federal Reserve System and which said Custodian has designated in writing for that purpose, together with an irrevocable offer in writing in a form acceptable to the Board of Directors of the corporation to sell the stock represented thereby to the corporation at a price which is not less than ninety-nine percent. (99%) nor more than one hundred per cent. (100%) (as fixed by resolution of the Board of Directors of the corporation from time to time) of the net asset value thereof as hereinafter defined. In the event that such deposit and such offer to sell to the corporation is made, the corporation shall pay or cause to be paid to said registered certificate holder the redemption price, as hereinafter defined, or, at its option, shall deposit the redemption price with a bank or trust company in New York, N Y. for the account of such holder, giving him notice forthwith of such deposit and the place thereof; provided, however, that the Board of Directors or any duly authorized committee of the corporation, or an officer or officers of the corporation thereunder duly authorized by such Board or committee, may defer such payment or deposit of the redemption price for a period not exceeding five (5) business days on which the New York Stock Exchange is open for trading in securities.

The total net assets of the corporation shall be deemed to be the difference between the total gross assets of the corporation, valued as defined hereinafter, and the total outstanding liabilities of the corporation, including therein any estimated taxes on unrealized book profits, estimated accrued expenses and management charges, and such reserves and other items in the nature of liabilities as the Board of Directors in its discretion shall determine. The net asset value of a share of the corporation shall be deemed to be the proportionate interest represented by one outstanding share of capital stock in the total net assets of the corporation, computed as the quotient of such total net assets divided by the total number of shares outstanding, excluding shares held in the treasury of the corporation.

In determining the value of the assets of the corporation for the purposes of obtaining the net asset value for redemption, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale thereof on the New York Stock Exchange on each business day. If there be no sale on such


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day, then the security shall be valued on the basis of the mean between the closing bid price and the closing asked price on such day.

If no bid or asked prices are quoted for such day, then the value shall be on the basis of the last sale prior to said date on the New York Stock Exchange. Securities listed on other exchanges shall be valued in the same manner. If there be no available valuation method as aforesaid, then and only in such event, such securities shall be valued by such method as the Board of Directors deems to reflect their fair market value, and all other assets of the corporation, including cash, prepaid and accrued items and dividends receivable shall be valued by such method as the Board shall deem to reflect their fair market value.

                  The redemption price on any business day shall be the net asset value per share computed as aforesaid at the close of business o n the business day previous to the day on which a request for redemption has been properly made. The Board of Directors may provide for appropriate adjustments in the redemption price at such time or times as it may determine during any business day to reflect changes in the market value of securities held in the portfolio of the corporation.

                  In addition, the Board of Directors may, from time to time in its discretion, authorize the repurchase by the corporation, either directly or through an agent, of shares of its capital stock, surrendered to and accepted by it for the purpose. The price to be paid by the corporation on any such repurchase shall not exceed the net asset value per share.

                  As used herein, the terms "business day" shall mean a day on which the New York Stock Exchange is open for trading in securities and each business day will end at the hour and minute when said Exchange closes for trading in securities for the day.

          Payment of the redemption or repurchase price as provided herein shall be in cash; provided however, that any such payment may be made in whole or in part in assets of the corporation if the Board of Directors in its discretion shall determine that by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the corporation is impracticable, or payment entirely in cash would be prejudicial to the best interests of the remaining stockholders of the corporation and further provided that in making any such payment in whole or in part in assets of the corporation, the corporation shall, as nearly as may be practicable, deliver such assets taken at their market or fair value, as herein above set forth, substantially proportionate to the interests in such assets of the corporation represented by the shares so be paid for; whenever delivery of assets is so to be made, such delivery shall be made as promptly as practicable after the surrender of the certificates for shares of stock of the corporation.

         No stockholder is entitled to redemption of his stock in kind. Amended 12/15/52)

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                  NINTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

                  1) All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided by law. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

(Amended 5/10/55)

The Board of Directors shall have the power to determine the time or times at which all securities and other assets may be valued for the purpose of computing the offering price of the shares of any class. Notwithstanding any other provision of these Articles, the corporation shall be empowered to issue fractional shares of its stock of any class and such fractional shares shall have pro rata all rights of full shares, except that the corporation shall not be required to issue certificates or scrip representing any such fractional shares.

                  3) The stockholders and directors' may hold their meetings and have an office or offices outside the State of Maryland if the by-laws so provide, and the books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Maryland at such place or places as may be from time to time designated by the Board of Directors.

                  4) Subject to any limitations that may be imposed by the stockholders, the Board of Directors may make by-laws and from time to time may alter, amend or repeal any by-laws if there are no shares of stock outstanding and entitled to vote thereon, but any by-laws thus made by the Board of Directors or made by the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting by the affirmative vote of the holders of two-thirds of the entire outstanding stock, present and voting at such meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.

                  5) The Board of Directors shall have power from time to time to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purposes, and to abolish any such reserve in the manner in which it was created.
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         6) The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

                  7) The corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any corporation or association in which any one of its directors is a stockholder, director or officer, and such contract or transaction shall not be invalidated or in anywise affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the corporation, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the corporation upon such contract or transaction- and no director or directors having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon: Always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

                  8) Any contract, transaction or act of the corporation or of the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or any special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure to submit any such contract, transaction or act to the stockholders for approval or ratification or any failure of the stockholders to approve or ratify such contract, transaction or act, when submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action.

                  TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute, except that the affirmative vote of the holders of two-thirds of all stock outstanding, in person or by proxy, at a meeting duly called for this specific purpose shall be required to authorize any amendment of this certificate, and all rights herein conferred upon the stockholders except as otherwise herein expressly provided are granted subject to this reservation.

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                   IN WITNESS WHEREOF, we have signed this Certificate
ofIncorporation on December 21, 1945.

JAMES L. WATSON
-------------------
James L. Watson

BETTY M. HINDS
-------------------
Betty M, Hinds

GIDEON H. STEFFEY
-------------------
Gideon H. Steffey











STATE OF MARYLAND,

CITY OF BALTIMORE,
SS:

                  I HEREBY CERTIFY, that on December 21, 19459 before me, the subscriber, a notary public of the State of Maryland, in and for the City of Baltimore, personally appeared James L. Watson, Betty M. Hinds and Gideon H. Steffey and severally acknowledged the foregoing certificate of incorporation to be their act.

                  WITNESS my hand and notarial seal, the day and year last above written.

(SEAL)
                                                MARGARET P. TUGWELL
                                                Margaret P. Tugwell
                                                   Notary Public

My Commission expires May
                      1947